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EXHIBIT 10.17

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is made as of the 11th day of December 1998, among Christopher Graham ("Former Officer") and Spectrum Information Technologies, Inc. (the "Company").

         WHEREAS, Former Officer and Company have entered into an Employment Agreement, as amended (the "Employment Agreement"), pursuant to which Company may have incurred, and may in the future incur, certain obligations to Former Officer;

         WHEREAS, the Employment Agreement provides for the employment of Former Officer by Company and provides that Former Officer is entitled to certain benefits in the event that Former Officer is terminated without just cause;

         WHEREAS, in connection with the Stock Purchase Agreement of even date hereof between the Company and Powers & Co., Former Officer is deemed to have been terminated without cause under the Employment Agreement, and the Company is obligated, but has insufficient assets, to pay its entire obligations associated with such termination; and, the Company desires to pay Former Officer and Former Officer desires to accept a partial severance payment pursuant the terms and conditions of this Agreement in full settlement of such obligations.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

I. MUTUAL RELEASE AND WAIVER

         Former Officer agrees to release, remise, acquit and discharge the Company, its officers, agents, employees, guarantors, consultants, independent contractors, attorneys, advisers, successors and assigns (the "Spectrum Group"), jointly and severally, from any and all claims, known or unknown, which Former Officer, his heirs, successors, or assigns have, or may now or in the future have, against any member of the Spectrum Group and any and all liability which any member of the Spectrum Group has, or may now or in the future have to Former Officer, whether denominated claims, demands, causes of action, obligations, damages or liabilities, arising from any and all bases, including but not limited to any claims under any policy, agreement, arrangement or practice of or with any member of the Spectrum Group or any federal, state, or local law or regulation, relating to any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement; BUT EXCLUDING ANY CLAIMS FOR (i) INDEMNIFICATION PURSUANT TO FORMER OFFICER'S EMPLOYMENT AGREEMENT AND THE COMPANY'S CERTIFICATE OF INCORPORATION OR BY-LAWS, (ii) THE PERFORMANCE BY THE COMPANY OF ITS OBLIGATIONS PURSUANT TO THE STOCK PURCHASE AGREEMENT, INCLUDING THOSE RELATED TO STOCK OPTIONS AND THOSE SET FORTH HEREIN, AND (iii) ANY BENEFITS THAT HAVE ACCRUED PURSUANT TO THE COMPANY'S EMPLOYEE BENEFIT PLANS, INCLUDING ITS 401K PLAN. These releases specifically include, but are not limited to, claims under the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, and any other federal or state civil rights claims, including claims of age discrimination and other rights and claims arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. This release is for any relief, no matter how denominated, including, but not limited to, wages, back pay, front pay, benefits, compensatory damages or punitive damages. Former Officer further agrees that he will not file or permit to be filed on his behalf any such claim.

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         The Spectrum Group agrees to release, remise, acquit and discharge
Former Officer and his heirs, successors and assigns (the "Former Officer Group"), jointly and severally, from any and all claims, known or unknown, which the Spectrum Group has, or may now or in the future have, against any member of the Former Officer Group and any and all liability which any member of the Former Officer Group has, or may now or in the future have to the Spectrum Group, whether denominated claims, demands, causes of action, obligations, damages or liabilities, arising from any and all bases, including but not limited to any claims under any policy, agreement, or arrangement or any federal, state, or local law or regulation, relating to any matter, cause or thing whatsoever from the beginning of the world to the date of this mutual release and waiver; BUT EXCLUDING ANY CLAIMS FOR THE PERFORMANCE BY THE FORMER OFFICER OF HIS OBLIGATIONS PURSUANT TO THE STOCK PURCHASE AGREEMENT, INCLUDING THOSE SET FORTH HEREIN. This release is for any relief, no matter how denominated. The Spectrum Group further agrees that it will not file or permit to be filed on its behalf any such claim.

II. IDENTIFIED CONSIDERATION

         On the date hereof, the Company shall pay to Former Officer a cash payment of $90,024 less applicable withholding taxes and other deductions required by law and issue to Former Officer an option to purchase 44,914 shares of the Company's common stock substantially in the form of Exhibit F to the Stock Purchase Agreement. Further, the Company and Former Officer each acknowledge that they have entered into this Agreement in consideration for the mutual release evidenced hereby and other good and valuable consideration.

         The Company has purchased Directors' and Officers' six year run-off insurance coverage for the benefit of the Company's former directors and officers, including Former Officer. The Company agrees that it will not cancel or impair in any way any of the former directors' and officers', including Former Officer's, entitlement to such insurance coverage.

         The Company is duly authorized to enter this Agreement pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

III. NO ADMISSION

         No party hereto admits any liability of any sort to any other party and nothing herein is intended to, or shall be deemed to, constitute an admission of liability of any kind by any party. Neither Former Officer nor the Spectrum Group shall make any statements of any kind regarding the other party that could reasonably be interpreted as derogatory or disparaging.

IV. THIRD-PARTY BENEFICIARY RIGHTS

         The parties hereto agree that the terms of this Agreement shall inure to the benefit of and shall be enforceable by each member of the Spectrum Group and the Former Officer Group, each of whom is intended to be a third-party beneficiary hereof, and its respective successors and assigns.

V. GENERAL PROVISIONS

         (a) This Agreement constitutes the entire understanding of Former Officer and the Company with respect to the subject matter hereof, and supersedes all prior understandings, written or oral, except as expressly provided herein. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of a party to insist on strict compliance with


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any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         (b) This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York without reference to the principles and conflicts of law. The courts of New York shall have jurisdiction to entertain any action arising hereunder.

         (c) Former Officer acknowledges that he has been given more than 21 days to consider this agreement and eight days to revoke his agreement hereto.

VI. KNOWING AND VOLUNTARY WAIVER

         Former Officer and the Company each agree and acknowledge that they have read this Agreement, have consulted with an attorney of his or its choosing with respect hereto and completely understands the terms and consequences hereof and that the execution of this Agreement is his or its knowing, free and voluntary act.

VII. SURVIVAL

         Notwithstanding anything to the contrary contained herein, Former Officer's obligations regarding ownership of employee developments, confidentiality and return of materials as set forth in the Company's Policy Statement on Confidential Information and Work Product shall survive the execution and delivery of this Agreement.


                             /s/ Christopher Graham
                             -----------------------------------------------
                             Christopher Graham


                             SPECTRUM INFORMATION TECHNOLOGIES, INC.



                             /s/ Donald J. Amoruso
                             -----------------------------------------------
                             By:  Donald J. Amoruso, Chief Executive Officer